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EXHIBIT 1(m)

                             ARTICLES SUPPLEMENTARY

                                       TO

            THE ARTICLES OF INCORPORATION OF BNY HAMILTON FUNDS, INC.

          BNY Hamilton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: Immediately prior to the filing of these Articles Supplementary (i) the Corporation was authorized to issue thirty billion (30,000,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of thirty million dollars ($30,000,000), (ii) the authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's seventeen series as follows:

     BNY Hamilton Equity Income Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton Intermediate
     Government Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton Intermediate New
     York Tax-Exempt Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton Money Fund
          Hamilton Class                                    7,000,000,000
          Hamilton Premier Class                            3,000,000,000
          Hamilton Classic Class                            3,000,000,000

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     BNY Hamilton Treasury Money Fund
          Hamilton Class                                    2,000,000,000
          Hamilton Premier Class                            2,000,000,000
          Hamilton Classic Class                            2,000,000,000

     BNY Hamilton Tax-Free Money Market Fund
          Hamilton Class                                    2,000,000,000
          Hamilton Premier Class                            2,000,000,000
          Hamilton Classic Class                            2,000,000,000

     BNY Hamilton Large Cap Growth Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton Small Cap Growth Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton International Equity Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton Intermediate Investment Grade Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton Intermediate Tax-Exempt Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton Large Cap Value Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     BNY Hamilton Large Cap Growth CRT Fund                   200,000,000

     BNY Hamilton Small Cap Growth CRT Fund                   200,000,000

     BNY Hamilton International
     Equity CRT Fund                                          200,000,000

     BNY Hamilton S&P 500 Index Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

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     BNY Hamilton U.S. Bond Market Index Fund
          Institutional Class                                 200,000,000
          Investor Class                                      200,000,000

     and (iii) there were no authorized shares of Common Stock undesignated as to series or class.

               SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as and amended, and Section 2-105(c) of the Maryland General Corporation Law to increase or decrease the aggregate number of shares of its Common Stock, the Board of Directors has (i) increased the number of shares of Common Stock, par value of one tenth of one cent ($.001) per share, that the Corporation has the authority to issue by one billion (1,000,000,000) shares, from 30,000,000,000 shares to 31,000,000,000 shares, (ii) created the series of Common Stock referred to as the "BNY Hamilton Enhanced Income Fund", which is divided into two classes, which are designated as the "Institutional Class" and the "Investor Class", and (iii) provided for the issuance of shares of the series and the classes described in item (ii) above. The series and classes so created shall consist, until further changed, of the number of shares allocated to such series and class by the Board of Directors as set forth below:

     BNY Hamilton Enhanced Income Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     with the result that the authorized shares of Common Stock are now allocated as follows:

     BNY Hamilton Equity Income Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton Intermediate
     Government Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton Intermediate New
     York Tax-Exempt Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

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     BNY Hamilton Money Fund
          Hamilton Class                                       7,000,000,000
          Hamilton Premier Class                               3,000,000,000
          Hamilton Classic Class                               3,000,000,000

     BNY Hamilton Treasury Money Fund
          Hamilton Class                                       2,000,000,000
          Hamilton Premier Class                               2,000,000,000
          Hamilton Classic Class                               2,000,000,000

     BNY Hamilton New York Tax-Free Money Market Fund
          Hamilton Class                                       2,000,000,000
          Hamilton Premier Class                               2,000,000,000
          Hamilton Classic Class                               2,000,000,000

     BNY Hamilton Large Cap Growth Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton Small Cap Growth Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton International Equity Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton Intermediate Investment Grade Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton Intermediate Tax-Exempt Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton Large Cap Value Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton Large Cap Growth CRT Fund                      200,000,000

     BNY Hamilton Small Cap Growth CRT Fund                      200,000,000

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     BNY Hamilton International
     Equity CRT Fund                                             200,000,000

     BNY Hamilton S&P 500 Index Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton U.S. Bond Market Index Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     BNY Hamilton Enhanced Income Fund
          Institutional Class                                    200,000,000
          Investor Class                                         200,000,000

     and the remaining six hundred million (600,000,000) authorized shares of Common Stock remain undesignated as to series or class.

               THIRD: The terms of the shares of each series, and class thereof, designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 1, 1992, as amended by Articles of Amendment, dated June 29, 1992 and January 22, 1997, and supplemented by Articles Supplementary, dated June 29, 1994, August 15, 1995, January 22, 1997, April 30, 1999,
     September 20, 1999, February 17, 2000, February 27, 2001, April 4, 2001 and November 14, 2001.

               FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

               FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue is thirty-one billion (31,000,000,000) shares, par value one tenth of one cent ($.001) per share, for an aggregate par value of thirty-one million dollars ($31,000,000).

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          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on March 26, 2002.

WITNESS:                                    BNY HAMILTON FUNDS, INC.


By: /s/ Karen Jacoppo-Wood                  By: /s/ Michael A. Grunewald
    ----------------------                      --------------------------------
Name:  Karen Jacoppo Wood                   Name:  Michael A. Grunewald
Title: Assistant Secretary                  Title: President

          THE UNDERSIGNED, Michael A. Grunewald of BNY Hamilton Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            /s/ Michael Grunewald
                                            ------------------------------------
                                            Name: Michael Grunewald